Exhibit 99.1

Contact:	Patrick Kane
(412) 553-7833

Equitable Resources Reports Second Quarter Earnings

PITTSBURGH, July 27, 2006/ PRNewswire-FirstCall/ — Equitable Resources, Inc. (NYSE: EQT) today announced second quarter 2006 earnings per diluted share (EPS) of $0.36, compared with $0.52 reported in the second quarter 2005. The second quarter 2005 results were dominated by a gain on the sale of Kerr-McGee shares.

Quarterly Results by Business

Equitable Utilities

Equitable Utilities had operating income for the second quarter of $13.9 million compared to $5.7 million reported for the same period last year.  Net operating revenues were $45.8 million compared to $42.1 million in 2005, as higher Pipeline and Marketing net revenues more than offset lower Distribution net revenues.

Total operating expenses for the quarter decreased by $4.5 million from $36.4 million in 2005 to $31.9 million in 2006.  During the quarter, the Company reversed $2.4 million of a $3.8 million second quarter 2005 charge for office relocations.  Other operating expense increases included $2.7 million of costs associated with planning for the integration of Peoples Gas and Hope Gas, a $0.7 million increase in gathering operating expense and a $0.6 million increase in post retirement benefit costs.  Major items partially offsetting these increases were a $1.9 million reduction in bad debt and the absence in 2006 of a $0.8 million severance charge in the second quarter 2005.

Equitable Supply

Equitable Supply’s operating income for the 2006 second quarter totaled $65.4 million, 3.6% higher than the $63.2 million earned in the same period last year.  Total operating revenues were $119.3 million, $7.1 million higher than the previous year’s total of $112.2 million.  Production sales volumes increased by 0.6 Bcfe to 19.1 Bcfe as volumes from new wells more than offset the 0.6 Bcfe from wells sold in May 2005.  Excluding property dispositions, sales volumes were up by 6.7%.  Partially offsetting revenues from higher sales volumes was a 1.3% reduction in average sales price.  The Company expects to sell between 76 and 77 Bcfe of natural gas in 2006.

Gathering revenues were $26.7 million, $4.2 million higher than the second quarter 2005 as the average gathering fee increased by 29.5% to $1.01 per Mcfe.  Gathered volumes declined by 2.7 Bcfe or 9.3%, primarily due to the transfer of certain regulated gathering facilities to Equitable Utilities for segment reporting purposes and the sale of non-core gathering assets in May 2005.  These factors were partially offset by increased gathered volumes for Equitable Supply production in the quarter.

Total operating expenses for the 2006 second quarter totaled $53.9 million compared to $49.0 million in the 2005 second quarter.  Higher SG&A expense, depreciation, depletion and amortization expense and production taxes account for most of the increase in operating expenses.

The Company drilled 142 wells in the second quarter for a total of 275 wells in the first half of 2006.

Other Business

Hedging

During the quarter, the Company increased its collar position for years 2007 — 2012.  The approximate volumes and prices of Equitable’s hedges for the last six months of 2006 through 2008 are:

	2006**	2007	2008
Swaps
Total Volume (Bcf)	30	56	54
Average Price per Mcf (NYMEX)*	$4.77	$4.74	$4.64

	2006**	2007	2008
Collars
Total Volume (Bcf)	4	10	10
Average Floor Price per Mcf (NYMEX)*	$7.35	$7.61	$7.61
Average Cap Price per Mcf (NYMEX)*	$10.84	$11.27	$11.27

* The above price is based on a conversion rate of 1.05 MMbtu/Mcf

** July through December

Operating Income

The Company reports operating income by segment in this press release.  Both interest and income taxes are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments.

The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating income (thousands):
Equitable Utilities	$13,867	$5,682	$74,889	$68,059
Equitable Supply	65,443	63,170	137,426	128,523
Unallocated expenses	(5,191)	(15,393)	(10,539)	(15,927)
Operating Income	$74,119	$53,459	$201,776	$180,655

Other segment financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

Equitable’s teleconference with securities analysts, which begins at 10:30 a.m. Eastern Time today, will be broadcast live via Equitable’s website, http://www.eqt.com and will be available for replay for a seven day period.

Equitable Resources is an integrated energy company with emphasis on Appalachian area natural-gas supply, transmission and distribution.  For information please visit www.eqt.com.

Forward-Looking Statements

Disclosures in this press release contain forward-looking statements.  Statements that do not relate strictly to historical or current facts are forward-looking.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s drilling program, production volumes, sales volumes, capital expenditures and earnings and the pending acquisition of Peoples Gas and Hope Gas and the financing of that acquisition.  A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to those set forth under Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2005.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

(Thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating revenues	$251,207	$230,194	$681,326	$631,470
Cost of sales	86,113	75,917	294,930	264,648
Net operating revenues	165,094	154,277	386,396	366,822

Operating expenses:
Operation and maintenance	25,366	24,865	48,970	48,708
Production	15,670	15,026	31,789	29,196
Selling, general and administrative	28,050	30,492	57,755	54,119
Office consolidation impairment charges	(2,908)	7,316	(2,908)	7,835
Depreciation, depletion and amortization	24,797	23,119	49,014	46,309
Total operating expenses	90,975	100,818	184,620	186,167

Operating income	74,119	53,459	201,776	180,655

Gain on sale and tender of available-for-sale securities, net	—	60,819	—	60,819

Equity in earnings of nonconsolidated investments	(124)	108	50	197

Other income, net	—	57	—	1,195

Interest expense	9,995	9,988	22,952	22,175

Income from continuing operations before income taxes	64,000	104,455	178,874	220,691
Income taxes	20,091	46,502	62,606	87,947

Income from continuing operations	43,909	57,953	116,268	132,744
Income from discontinued operations, net of tax of $1,433 and $2,484 for the three and six months ended June 30, 2005, respectively	—	6,366	—	7,981

Net income	$43,909	$64,319	$116,268	$140,725

Earnings per share of common stock:
Basic:
Weighted average common shares outstanding	120,128	121,472	119,823	121,472
Income from continuing operations	$0.37	$0.48	$0.97	$1.09
Income from discontinued operations	—	0.05	—	0.07
Net income	$0.37	$0.53	$0.97	$1.16

Diluted:
Weighted average common shares outstanding	122,044	123,990	121,899	124,186
Income from continuing operations	$0.36	$0.47	$0.95	$1.07
Income from discontinued operations	—	0.05	—	0.06
Net income	$0.36	$0.52	$0.95	$1.13

(A)         Due to the seasonal nature of the Company’s natural gas distribution and energy marketing business, and the volatility of gas and oil commodity prices, the interim statements for the three and six month periods are not indicative of results for a full year.

EQUITABLE UTILITIES

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
OPERATIONAL DATA
Heating degree days (30-year average: Qtr - 705; YTD - 3,635)	565	597	3,103	3,431

Residential sales and transportation volume (MMcf)	2,656	3,173	12,861	15,546
Commercial and industrial volume (MMcf)	4,667	4,322	13,750	15,105
Total throughput (MMcf)—Distribution	7,323	7,495	26,611	30,651

Net Operating revenues (thousands):
Distribution (regulated)
Residential	$16,648	$17,754	$53,167	$60,915
Commercial & industrial	6,589	7,408	22,668	28,650
Other	1,697	2,128	3,204	4,517
Total distribution operations	24,934	27,290	79,039	94,082
Pipeline (regulated)	13,868	10,498	38,937	26,964
Marketing	6,965	4,280	26,644	20,292
Total	$45,767	$42,068	$144,620	$141,338

Operating expenses as a % of net operating revenues	69.70%	86.49%	48.22%	51.85%

Operating income (thousands):
Distribution (regulated)	$2,285	$933	$29,571	$39,260
Pipeline (regulated)	5,150	835	19,348	9,254
Marketing	6,432	3,914	25,970	19,545
Total	$13,867	$5,682	$74,889	$68,059

Capital expenditures (thousands)	$13,626	$11,786	$29,080	$21,573

FINANCIAL DATA (Thousands)
Distribution revenues (regulated)	$61,594	$66,141	$283,303	$269,871
Pipeline revenues (regulated)	14,239	10,498	39,636	26,964
Marketing revenues	75,840	71,243	181,237	167,348
Less: intrasegment revenues	(12,646)	(9,978)	(30,451)	(27,211)
Total operating revenues	139,027	137,904	473,725	436,972

Purchased gas costs	93,260	95,836	329,105	295,634
Net operating revenues	45,767	42,068	144,620	141,338

Operating expenses:
Operating and maintenance	14,642	14,571	28,257	28,517
Selling, general and administrative	12,483	11,234	29,545	27,549
Office consolidation impairment charges	(2,396)	3,841	(2,396)	3,841
Depreciation, depletion and amortization	7,171	6,740	14,325	13,372
Total operating expenses	31,900	36,386	69,731	73,279

Operating income	$13,867	$5,682	$74,889	$68,059

EQUITABLE SUPPLY

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
OPERATIONAL DATA

Capital expenditures (thousands)	$68,615	$59,182	$122,527	$147,813

Production:
Total sales volumes (MMcfe)	19,115	18,494	37,444	36,822
Average (well-head) sales price ($/Mcfe)	$4.71	$4.77	$4.90	$4.76

Company usage, line loss (MMcfe)	1,266	1,116	2,519	2,347

Natural gas inventory usage, net (MMcfe)	—	—	—	(51)

Natural gas and oil production (MMcfe)	20,381	19,610	39,963	39,118

Lease operating expense excluding production taxes ($/Mcfe)	$0.31	$0.33	$0.30	$0.33
Production taxes ($/Mcfe)	$0.46	$0.44	$0.50	$0.42
Production depletion ($/Mcfe)	$0.62	$0.60	$0.62	$0.61

Gathering:
Gathered volumes (MMcfe)	26,268	28,960	53,550	62,112
Average gathering fee ($/Mcfe)	$1.01	$0.78	$1.00	$0.75
Gathering and compression expense ($/Mcfe)	$0.40	$0.36	$0.38	$0.33
Gathering and compression depreciation ($/Mcfe)	$0.15	$0.12	$0.14	$0.11

(in thousands)
Production operating income	$56,655	$58,154	$118,667	$115,437
Gathering operating income	8,788	5,016	18,759	13,086
Total	$65,443	$63,170	$137,426	$128,523

Production depletion	$12,594	$11,840	$24,731	$23,899
Gathering and compression depreciation	3,821	3,401	7,588	6,725
Other depreciation, depletion and amortization	1,034	950	1,976	1,952
Total depreciation, depletion and amortization	$17,449	$16,191	$34,295	$32,576

FINANCIAL DATA (Thousands)
Production revenues	$92,671	$89,712	$188,192	$178,816
Gathering revenues	26,656	22,497	53,584	46,668
Total revenues	119,327	112,209	241,776	225,484

Operating expenses:
Lease operating expense excluding production taxes	6,360	6,481	11,790	12,716
Production taxes	9,310	8,545	19,999	16,480
Gathering and compression	10,582	10,301	20,424	20,197
Selling, general and administrative	10,183	7,521	17,842	14,473
Office consolidation impairment charges	—	—	—	519
Depreciation, depletion and amortization	17,449	16,191	34,295	32,576
Total operating expenses	53,884	49,039	104,350	96,961

Operating income	$65,443	$63,170	$137,426	$128,523